Prospectus Supplement	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated August 31, 2020)	Registration No. 333-248197

Tantech Holdings Ltd

6,060,608 Common Shares

 Warrants to Purchase up to 2,754,820 Common Shares

 2,754,820 Common Shares Issuable upon Exercise of the Warrants

Pursuant to this prospectus supplement and the accompanying base prospectus, Tantech Holdings Ltd (the “Company, ” “Tantech,” “we,” “us” or “our”) is offering an aggregate of 6,060,608 common shares (the “Shares”), par value $0.001 per share (the “Common Share”) and warrants (the “Registered Investor Warrants”) to purchase up to 2,754,820 Common Shares (the “Registered Investor Warrant Shares”), directly to selected investors. The exercise price of each Registered Investor Warrant will equal $1.81 per share. This prospectus supplement also relates to the offering of the 2,754,820 Common Shares issuable upon exercise of such Registered Investor Warrants.

We will sell to the investors the Shares at a public offering price of $1.65 per Share. We will pay all of the expenses incident to the registration, offering and sale of the securities under this prospectus supplement and the accompanying base prospectus.

In a concurrent private placement, we are also selling to such investors warrants (the “Unregistered Investor Warrants,” and together with the Registered Investor Warrants, the “Investor Warrants”) to purchase up to 3,305,788 of our Common Shares (the “Unregistered Investor Warrant Shares”). The Unregistered Investor Warrants and the Unregistered Investor Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Unregistered Investor Warrants and the Unregistered Investor Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The sales of the Shares, the Investor Warrants and our Common Shares underlying the Investor Warrants will be made in accordance with a securities purchase agreement, dated as of November 20, 2020, by and among us and the investors named therein (the “Securities Purchase Agreement”).

	Per Share	Total
Public offering price	$1.65	10,000,003.20
Placement agent fees(1)(2)	$0.1155	700,000.224
Offering proceeds to us, before expenses	$1.5345	9,300,002.98

(1)	See “Plan of Distribution” for additional information regarding total compensation payable to Univest Securities, LLC (the “Placement Agent”), including expenses for which we have agreed to reimburse the Placement Agent.

(2)	We have also agreed to issue to the Placement Agent warrants to purchase up to 363,637 Common Shares. See “Plan of Distribution” for additional information regarding such warrants.

We have retained Univest Securities, LLC as the Placement Agent in connection with our offering of the Shares and the Investor Warrants to use its “reasonable best efforts” to solicit offers to purchase such securities. The Placement Agent has no obligation to buy any such securities from us or to arrange for the purchase or sale of any specific number or dollar amount of such securities. In consideration for its services, we have agreed to compensate the Placement Agent with (a) a cash fee equal to the sum of between 6.0% and 7.5% of the aggregate purchase price paid by investors placed by the Placement Agent for the Shares and the Investor Warrants, depending on the aggregate gross proceeds received by us from such investors, (b) warrants to purchase up to 363,637 Common Shares, equal to 6.0% of the number of Shares sold in this offering (the “Univest Warrants”), and (c) certain other expenses. See “Plan of Distribution” beginning on page S-25 of this prospectus supplement for more information regarding these arrangements.

Our Common Shares are currently traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “TANH.” On November 20, 2020, the last reported sale price of our Common Shares on Nasdaq was $1.30 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates was $62,036,333.37 based on 28,888,834 outstanding Common Shares, of which 17,089,899 Common Shares were held by non-affiliates, and using the highest last reported sale price of our Common Shares during the past 60 days, which was $3.63 per share on November 16, 2020. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have not offered any of our securities pursuant to General Instruction I.B.5 of Form F-3.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

You should read carefully this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus before accepting any Shares.

Delivery of the Shares and the Registered Investor Warrants is expected to be made on or about November 24, 2020.

Our business and holding our Common Shares involve a high degree of risk. See “Risk Factors” beginning on page S-15 of this prospectus supplement, on page 8 of the accompanying base prospectus and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Univest Securities, LLC

The date of this prospectus supplement is November 20, 2020

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding this offering of Shares and Registered Investor Warrants; and (2) the accompanying base prospectus, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. You should rely only on the information contained in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone else to provide you with additional or different information. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.

The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

We are offering to sell, and seeking offers to buy, the Shares and the Registered Investor Warrants pursuant to this prospectus supplement and accompanying base prospectus only in jurisdictions where such offers and sales are permitted. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. No action is being taken in any jurisdiction outside the United States to permit a public offering of the Shares and the Registered Investor Warrants or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying base prospectus applicable to that jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to the “Company,” “Tantech,” “we,” “us” or “our” refer to Tantech Holdings Ltd.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, including the statements of our management referring to or summarizing the contents of this prospectus supplement, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus or our other filings with the SEC include, but are not necessarily limited to, those relating to:

•	risks and uncertainties associated with the integration of the assets and operations we have acquired and may acquire in the future;

•	our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;

•	our potential lack of revenue growth;

•	our potential inability to add new products and services that will be necessary to generate increased sales;

•	our potential lack of cash flows;

•	our potential loss of key personnel;

•	the availability of qualified personnel;

•	international, national regional and local economic political changes;

•	general economic and market conditions;

•	increases in operating expenses associated with the growth of our operations;

•	the potential for increased competition;
•	risks related to health epidemics and other outbreaks, which could significantly disrupt our operations and could have a material adverse impact on us, such as the outbreak of the coronavirus disease 2019 (COVID-19), and other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the People’s Republic of China or elsewhere; and

•	other unanticipated factors.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” in our reports filed with the SEC, including in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus supplement are based on information available to us on the date of this prospectus supplement. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein carefully, including the risk factors sections, the financial statements and the notes to the financial statements incorporated herein and therein by reference.

In this prospectus supplement, unless otherwise indicated, the terms “Tantech Holdings Ltd,” the “Company,” “we,” “us,” and “our” refer and relate to Tantech Holdings Ltd and its consolidated subsidiaries.

Our Company

We develop and manufacture bamboo-based charcoal products for industrial energy applications and household cooking, heating, purification, agricultural and cleaning uses. We have grown over the past decade to become a pioneer in charcoal products industry made from carbonized bamboo. We are a highly specialized high-tech enterprise producing, researching and developing bamboo charcoal-based products with an established domestic and international sales and distribution network.  On July 12, 2017, we completed the acquisition of Suzhou E Motors Co, which became known as Shangchi Automobile Co., Ltd., a specialty electric vehicles manufacturer based in Zhangjiagang City, Jiangsu Province, and our business includes the manufacture and sale of electric vehicles.

We provide our products in the following areas:

We oversee a national sales network that has a presence in 19 cities throughout China. Through wholesalers, our products are also sold in Japan, South Korea, Taiwan, the Middle East and Europe.

In addition to our bamboo charcoal products, we also derive revenues from our trading activities, which primarily relate to industrial purchases and sales of charcoal.

Further, we own an indirect 18% interest in Libo Haokun Stone Co., Ltd., a marble mining operating company, and an indirect 14.76% interest in Fuquan Chengwang Mining Co., Ltd. (“Fuquan Chengwang”), a basalt mining company. In addition, Fuquan Chengwang is renewing a government-issued mining permit which expired on May 20, 2019. Pursuant to an investment agreement amendment we signed, we extended the renewal due date from June 30, 2020 to December 31, 2020.

We are headquartered in the bamboo rich southwest of Zhejiang Province, in the city of Lishui. Zhejiang province, located in southeastern coastal China, is China’s tenth largest province in population, with 58.5 million residents, and tenth in terms of population density as of the end of 2019. The first province in China without any counties in the poverty-county list of the central government, Zhejiang has become one of the wealthiest and most commercial provinces in China. Its province-wide GDP of approximately RMB 6.23 trillion in 2019 places it as the fourth highest in China in absolute amount.

Lishui is a prefecture-level city located in southwest Zhejiang province. Approximately 2.7 million residents live in the city as the end of 2019, and city-wide GDP is approximately RMB 147.7 billion in 2019. Lishui’s primary industries include wood and bamboo production, ore smelting, textile, clothes making, construction materials, pharmaceutical chemistry, electronic machinery and food processing. As to wood and bamboo production, approximately 69% of Lishui prefecture is covered with forest, giving it the nickname “The Foliage Ocean of Zhejiang.”

Zhejiang Province	City of Lishui

We rely on a combination of patent, trademark and trade secret laws and non-disclosure agreements and other methods to protect our intellectual property rights. We currently own five patents in China covering our bamboo charcoal production.

For the years ended December 31, 2019, 2018 and 2017, three major suppliers accounted for approximately 76%, three major suppliers accounted for approximately 72% and three major suppliers accounted for approximately 61% of the Company’s total purchases, respectively. Because we purchase a material amount of our raw materials from these suppliers, the loss of any such suppliers could result in increased expenses for our company and result in adverse impact on our business, financial condition and results of operations.

Bamboo and Bamboo Charcoal

As a company primarily focused on bamboo charcoal, our business is in a sub-part of China’s bamboo industry. Government policies that encourage the use of bamboo also benefit the bamboo charcoal industry. Accordingly, we provide a brief overview of bamboo and those elements of China’s bamboo industry, insofar as they have an effect on the bamboo charcoal industry in general and our company in particular.

Bamboo

Bamboo plants are some of the fastest growing plants in the world, with some varieties growing more than three feet per day. Moreover, Bamboo can be re-grown quickly following harvesting, ensuring high frequency utilization without shortages. Unlike trees, individual bamboo culms emerge from the ground at their full diameter and grow to their full height in a single growing season of three to four months. Over the next 2–5 years, fungus begins to form on the outside of the culm, which eventually penetrates and overcomes the culm. Eventually the fungal growths cause the culm to collapse and decay. As a result, bamboo culms generally have life cycles of up to ten years, at which point they must be cut down in order to preserve the environment of the surrounding forest. Optimal quality bamboo culms for carbonization are cut at five years of age. Additional bamboo can be grown in the same area where previous culms grew.

Bamboo is considered environmentally friendly because it takes in substantial amounts of carbon dioxide and gives off oxygen as it grows. Indeed, bamboo sequesters more carbon dioxide than an equivalent region of plantation trees. Moreover, harvesting of bamboo is considered more environmentally friendly than allowing it to live through the full life cycle, as such harvesting maximizes the amount of carbon dioxide the bamboo can sequester because of the effects of fungus noted above.

The total value of China's bamboo industry was approximately $35 billion, as of 2018. As of 2018, it employs more than 8 million people and has become a pillar industry of development of economic society of China’s bamboo main producing area and major income source of peasants’ families. Given bamboo’s importance in China, we believe that favorable government policies and regulations encouraging the advancement of bamboo technology in China generally will create an environment favorable to our increased production of bamboo-based charcoal products. The Chinese government is also working to develop its bamboo industry to meet its goals in environmental protection and green economic development, as planting bamboo is both profitable and environmentally-friendly, according to the International Network for Bamboo and Rattan (“INBAR”). Moreover, given the central government’s goal to reduce carbon dioxide emissions per unit of GDP by 60 to 65 percent by 2030 compared to 2005, we expect the bamboo technology industry to continue to be important to the country’s long-term planning.

China now produces approximately 80% of the world’s bamboo and consumes approximately 60% of that production. According to statistics from INBAR, China has more than 6 million hectares for bamboo production and over 500 bamboo species. In 2018, for example, the domestic industry was worth $30 billion and employed more than 8 million people.

During a period of rampant deforestation, China put in place restrictions on harvesting of natural wood and encouraged the country to make more use of bamboo. Under the National Forest Protection Program (“NFPP”), China implemented natural forest logging bans that covered 17 provinces in China. These bands required consumers of charcoal to look to other sources for creation of charcoal than the natural trees they were most familiar with using. During this time, bamboo charcoal became a viable alternative in the country.

Bamboo has many desirable characteristics compared to timber based products:

•	Culms are ideally allowed to reach 5-7 years of maturity prior to full capacity harvesting. The clearing out or thinning of culms, particularly older decaying culms, helps to ensure adequate light and resources for new growth;

•	Commercial growers can annually harvest between one-quarter and one-third of a bamboo grove that is at least three years old. Harvesting at such rates allows continuous, sustainable harvesting;

•	Bamboo will re-grow from same rootstalk (rhizome);

•	Plant tends to be drought tolerant

•	Bamboo minimizes carbon dioxide gases and generates up to 35% more oxygen than an equivalent area of trees. One hectare of bamboo can sequester 62 tons of CO2 /year, while one hectare of young forest can sequester 15 tons of CO2 /year.

The physical and environmental properties of bamboo make it an exceptional economic resource for a wide range of uses. It grows quickly and can be harvested annually without depletion of the parent plant and without causing harvesting damage or deterioration in soil quality; in addition bamboo is very versatile and has many uses in the construction, culinary, furniture, pulp, pharmaceutical, and textiles industries. New uses for bamboo are being developed as we understand its biological, chemical and physical characteristics.

The global bamboos market size was valued at USD 68.8 billion in 2018 and is expected to grow at a compound annual growth rate of 5.0% from 2019 to 2025. There are about 39 genera of bamboo and more than 590 species in China with more than 6 million hectares of pure bamboo forest, which accounts for 25% of the bamboo area in the world. With more than 6 million hectares of bamboo plantations as of September 2018 , China is leading the world’s bamboo industry in its number of varieties, amount of bamboo reserves, as well as production output, said Zehui Jiang, co-chair of INBAR’s board of trustees.

Zhejiang province is situated on the shore of the East China Sea and has about thirty genera and four hundred varieties of bamboo. Bamboo products made there are sold all around the world, with an annual output of RMB 48.6 billion ($6.9 billion) in 2017. Zhejiang province has almost one sixth of the whole bamboo forest area in China.

Bamboo Charcoal

Bamboo charcoal has been documented in China as early as 1486 AD during the Ming Dynasty in China. Bamboo charcoal has traditionally been used as a heating source, in replacement of wood, coal or wood charcoal. As a source of heat, bamboo charcoal has a calorific value approximately half that of an equivalent weight of oil, and similar to the calorific value of wood. In addition to being an efficient source of heat, bamboo charcoal is considered by the International Tree Foundation less polluting than wood charcoal, because it burns more cleanly due to a lower percentage of volatile matter. Smoke and pollution in charcoal burning relate largely to moisture content and volatile matter. While careful processing can control the moisture content, the ratio of volatile matter is affected by the source of charcoal.

Because of the relatively higher pollution levels in wood charcoal, it is estimated that the burning of wood fuel claims the lives of an estimated 4 million people every year who inhale the smoke. Moreover, it takes between seven and ten tons of wood to produce one ton of wood charcoal, compared with four tons of bamboo to produce one ton of bamboo charcoal.

In addition to use as a heating source, bamboo charcoal has applications as an adsorbent, deodorizer, dehumidifier, purifier and electrical conductor. Nonactivated bamboo charcoal is a versatile mineral matter with great porosity and consequently high absorption ability. Bamboo charcoal’s porous surface area makes it an ideal air and water purifying agent, odor absorbent, additive, dehumidifier and electromagnetic wave absorber (electromagnetic waves from computers, mobile telephones and other electronics can be conducted through bamboo charcoal to dissipate their energy in the charcoal pores). While wood charcoal’s surface area may be as low as 20 m 2 /g, bamboo charcoal generally ranges from 300-600 m 2 /g.

While bamboo charcoal has a high absorptive capacity after carbonization, it becomes even more effective after activation. Activated bamboo carbon is bamboo charcoal that has been taken through an extra step greatly increasing its absorptive abilities. Activated bamboo charcoal can be used for cleaning the environment, absorbing excess moisture and producing medicines.

The carbonization process occurs in the absence of oxygen and produces a brown-black liquid containing more than 200 organic compounds known as bamboo vinegar, or pyroligneous acid. Following sedimentation two distinct layers appear: a light yellow-brown liquid (clarified bamboo vinegar) which can be refined to produce acetic acid, propionic acid, butyric acid, carbinol and organic solvents, and a viscid oily liquid (bamboo tar) containing large amounts of phenol substances. Bamboo vinegar is found in sanitary and health products as well as a range of horticultural fertilizers and organic solutions.

EDLC Carbon (Divested Business)

On December 14, 2017, the Company entered into a sale agreement and related agreements (the “Agreements”) to transfer its electric double-layer capacitor (“EDLC”) carbon business (including intellectual property rights and equipment) to Zhejiang Apeikesi Energy Co., Ltd. (the “Buyer”), a Chinese start-up company controlled by Dr. Zaihua Chen, our former CTO. After the completion of the transactions, the Company focuses its core business on the development of specialty-used electric vehicles and traditional charcoal products. Tantech’s Board of Directors approved the terms of the sale based on a valuation report obtained by the parties and with knowledge that Dr. Chen was the Company’s CTO during the transaction. However, as part of the transactions, Dr. Chen resigned from the Company’s CTO position on December 31, 2017.

The decision of the Company to divest its EDLC carbon business was made based on business considerations, including the fact that (1) the Company’s EDLC carbon business had been dependent on a very limited number of customers, (2) there existed capital constraints on additional substantial investment on developing EDLC carbon products, (3) there existed a challenging market condition and unfavorable political climate and (4) the Company intended to transition focus of its traditional charcoal business to its electric vehicle business.

Pursuant to the Agreements, Tantech sold to the Buyer all of its intellectual property rights related to EDLC carbon and the equipment for research and development and production. The Buyer paid Tantech a total purchase price of RMB 16 million. The payment will be made over 10 years. Other key terms include the following: (a) the first payment of 28% of the total purchase price, or RMB 4.48 million, was made in 2017, consisting of RMB 3.2 million in cash advancement and RMB 1.28 million as payment for Tantech’s EDLC carbon related intellectual property rights; (b) the remaining balance of the purchase price will be paid evenly over the following nine years; (c) the second payment of RMB 1.28 million of the purchase price and cash interests on the remaining cash receivable was made in 2018; and (d) Tantech will lease its office space, including offices and EDLC carbon research and development and production facilities, to the Buyer, subject to a concession of a free leasehold for the first two years.

Disposal of Tantech Energy

On June 26, 2019, our wholly-owned subsidiary Tantech Bamboo entered a share transfer agreement to sell all of its shares in its wholly-owned subsidiary, Tantech Energy, to an unrelated third party. The consideration is RMB 6,500,000 (approximately US$ 941,000). The Company completed the disposition process in July 2019.

Electric Vehicles

Pursuant to the Call Option Agreement executed on May 2, 2016, Supplemental Agreement I signed on December 22, 2016 and Supplemental Agreement II signed on July 12, 2017, the Company acquired a 70% equity interest of Shangchi Automobile, formerly Suzhou Yimao E-Motors Co., Ltd. The 70% equity interest include a 19% equity interest owned directly by Jiyi and a 51% equity interest owned through a series of contractual agreement with the owners of Wangbo. Jiyi is 100% owned by Jiamu, which is, in turn, wholly owned by Euroasia International Capital (“Euroasia”), a 100% owned subsidiary of the Company. These agreements include an Exclusive Management Consulting and Technology Agreement, two Equity Pledge Agreements, two Exclusive Call Option Agreements, two Proxy Agreements and two Power of Attorney (collectively “VIE Agreements”). Pursuant to the above VIE Agreements, Jiamu has the exclusive right to provide Wangbo consulting services related to business operations including technical and management consulting services. All the above contractual agreements obligate Jiamu to absorb a majority of the risk of loss from Wangbo’s activities and entitle Jiamu to receive a majority of their residual returns. In essence, Jiamu has gained effective control over Wangbo. Therefore, the Company believes that Wangbo should be considered as a Variable Interest Entity (“VIE”).

Suzhou E-Motors was established in April 2011. It changed its name to Shangchi Automobile in January 2019. It develops, manufactures, and sells specialty electric vehicles. The company also offers solar cells, lithium-ion batteries, auto parts, and electric control systems in China. Its manufacturing facility, located in Zhangjiagang City, Jiangsu Province is 15,000 square meters. Shangchi Automobile has been approved by Ministry of Industry and Information Technology of the People's Republic China (“MIIT”) as qualified to manufacture electric vehicles. It is also entitled to both central and local government subsidies with any approved electric vehicle (“EV”) models. As of October 30, 2020, Shangchi Automobile has not updated the previous ten EV models and remained one fuel vehicle model approved by MIIT.

Shangchi Automobile has to date developed a full range of electric buses and a variety of specialty vehicles. It has developed more than ten models of electric buses, electric logistics cars, and specialty vehicles, such as high-speed brushless cleaning cars, electric cleaning cars, special emergency vehicles, and funeral cars. The sale region for current products is mainly within Jiangsu Province where the Shangchi Automobile locates. In 2017, we sold 100 various types of vehicles, where 10 types of vehicles directly sold to Northern China, and over 90 types of vehicles were used in Northern China. In 2018, we sold 110 logistic vehicles to Southern China. In 2019, we sold 117 electronic logistic cars in fiscal 2019 on behalf of other vehicle manufacturers for commission income. Below are examples of the specialty vehicles produced by Shangchi Automobile.

Urban Sanitary Vehicles. The Urban Sanitary Vehicles work with high efficiencies with low operating expenses. They travel (clean) around 20~30 km/hr with fuel consumption rates approximately 3.33 km/liter. The vehicles are equipped with professional sanitary vehicle chasses, with front axle drives & front axle steering to strengthen their operations’ stability and smoothness; the whole vehicle is made of strengthened steel plates and pipes, making it more durable and anti-collusive.

Tourist Buses. The Tourist Buses are 12-meter-long and 7-meter-long lithium-battery-based buses whose interior noise is less than 76 dBs and off vehicle acceleration noise is less than 82 dbs.

Logistic Vehicles. The logistic electric vehicles are 4.2-meter-long, 810 kg standard load weight fully charged vehicles. Each are a 100% electricity-driven vehicle specially designed for logistics companies. The batteries for this vehicle can be charged and discharged quickly, and each vehicle is made of high quality steel stamping body which is highly durable. The internal structure and the design of the car doors are both made for the deliverers’ convenience.

Below are the major vehicle components we purchase for assembling the EVs:

•	Vehicle chassis

•	Electric motors

•	Lithium-ion battery packs

•	Three-in-One electric control systems

•	Vehicle carriage

In general, the purchase of the vehicle chassis, electric motors, lithium-ion battery pack and three-in-one electric control system have covered two-thirds of EVs’ production cost. We purchase these components from four different but well-established suppliers in China.

We currently rely on local EV distributors to sell our EVs to end-users. The primary reason for such a sales channel is the dependence on local government subsidy policies. In general, local governments only allow the locally-licensed EV distributors to sell EV vehicles, which are entitled to EV road permits and subsidies.

Over the years, Shangchi Automobile has had more than 15 EV core technologies and patents, including nanotechnology for raw materials for power lithium electronics, group technology of power lithium electronics and battery management technology.

Due to China's revised new energy vehicle subsidy policy and fierce competition in the electric buses market, we experienced declined customer orders in sales of EVs in 2019. We have temporarily suspended the sale of EVs in order to protect working capital. With continuing assembling vehicles for other manufacturer, Shangchi Automobile has maintained a healthy working capital and flow. In the meantime, we were engaged with research and develop team to seek new EVs models. Based on Chinese government's environmental protection requirements, we have adopted a differentiation strategy, focusing on new energy special vehicles, such as new energy logistics vehicles and new energy street sweepers. The newly developed new energy street sweeper is expected to be produced in the first half of 2021, and sales are expected to begin at that time.

Corporate Information

Our principal executive offices are located at c/o Tantech Holdings (Lishui) Co., Ltd., No. 10 Cen Shan Road, Shuige Industrial Zone, Lishui City, Zhejiang Province 323000, People’s Republic of China. Our telephone number at this address is +86-578-226-2305. Our Common Shares are traded on Nasdaq under the symbol “TANH.”

Our Internet website, http://ir.tantech.cn, provides a variety of information about our Company. We do not incorporate by reference into this prospectus supplement or the accompanying base prospectus any of the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement or accompanying base prospectus. Our annual reports on Form 20-F and current reports on Form 6-K filed and furnished with the SEC are available, as soon as practicable after filing, at the investors’ page on our corporate website, or by a direct link to its filings on the SEC’s free website.

THE OFFERING

Common Shares offered by us pursuant to this prospectus supplement	6,060,608 Common Shares

Warrants offered by us pursuant to this prospectus supplement

We are also offering to institutional investors Registered Investor Warrants to purchase up to 2,754,820 Common Shares. The exercise price of each Registered Investor Warrant is $1.81 per share. Each Registered Investor Warrant is exercisable immediately upon issuance and will expire upon the five year anniversary of the closing date. This prospectus supplement also relates to the offering of the 2,754,820 Common Shares issuable upon exercise of such Registered Investor Warrants. See “Description of Warrants” for a discussion on the terms of the Registered Investor Warrants.

Common Shares to be outstanding after this offering	34,949,442 Common Shares (assumes all 6,060,608 Common Shares offered in this offering are sold and no exercise of any of the Investor Warrants or the Univest Warrants)

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general business purposes. See “Use of Proceeds” on page S-18 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-15 of this prospectus supplement, on page 8 of the accompanying base prospectus, in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 and in the other documents incorporated by reference into this prospectus supplement and accompanying base prospectus.

Concurrent private placement	In a concurrent private placement, we are selling to purchasers of our securities in this offering Unregistered Investor Warrants to purchase an aggregate of up to 3,305,788 Common Shares. The Unregistered Investor Warrants will be immediately exercisable from the date of issuance at an exercise price of $1.81 per share and will expire five (5) years from the date of issuance. We will receive gross proceeds from the concurrent private placement transaction solely to the extent that the Unregistered Investor Warrants are exercised for cash. In addition, as a portion of the compensation payable to the Placement Agent in connection with the offering of Shares and Investor Warrants, the Placement Agent will receive the Univest Warrants after paying the consideration of $100.00. The Univest Warrants will have substantially the same terms as the Unregistered Investor Warrants, except that the Univest Warrants shall be exercisable at an exercise price of $1.815, equal to 110% of the public offering price of the Shares, any time during the period commencing six (6) months after the closing date of the offering of the Shares and Investor Warrants through the third (3rd) anniversary of the issuance of the Univest Warrants, and shall not bear any anti-dilution protections other than those customarily present in the event of stock splits, recapitalizations and similar events. The Unregistered Investor Warrants, the Unregistered Investor Warrants Shares, the Univest Warrants and the Common Shares issuable upon the exercise of the Univest Warrants are not being offered pursuant to this prospectus supplement and the accompanying base prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. See “Private Placement Transaction” and “Plan of Distribution — Placement Agent’s Warrants”.

Market for the Common Shares	Our Common Shares are quoted and traded on Nasdaq under the symbol “TANH.” There is no established public trading market for the Registered Investor Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Registered Investor Warrants on any securities exchange.

Unless specifically stated otherwise, the information in this prospectus supplement is based on 28,888,834 Common Shares outstanding as of November 20, 2020 and 6,060,608 Common Shares being offered in this offering, but excludes (a) 2,754,820 Common Shares issuable upon the exercise of the Registered Investor Warrants being offered in this offering, (b) an aggregate of 3,669,425 Common Shares issuable upon the exercise of Unregistered Investor Warrants and Univest Warrants to be issued in a concurrent private offering, at a per share exercise price of $1.81 and 1.815, respectively, and (c) an aggregate of 1,078,045 Common Shares issuable upon the exercise of warrants issued by us in an offering that closed on September 29, 2017, at an initial per share exercise price of $4.25 (reset to $0.001 according to the Securities Purchase Agreement) for warrants issued to the investors in such offering and $4.675 (subject to adjustment) for warrants issued to the placement agent in such offering.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2019. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Common Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

RISKS RELATED TO THIS OFFERING

Since we have some discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, subject to any agreed upon contractual restrictions under the terms of the Securities Purchase Agreement, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the Securities Purchase Agreement, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

There is no minimum offering amount required to consummate this offering.

There is no minimum offering amount which must be raised in order for us to consummate this offering. Accordingly, the amount of money raised may not be sufficient for us to meet our business objectives. Moreover, if only a small amount of money is raised, all or substantially all of the offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from the offering. In addition, because there is no minimum offering amount required, investors will not be entitled to a return of their investment if we are unable to raise sufficient proceeds to meet our business objectives.

You may experience dilution to the extent that our Common Shares are issued upon the exercise of outstanding warrants or other securities that we may issue in the future.

You may experience dilution to the extent that our Common Shares are issued upon the exercise of outstanding warrants, and if we issue additional equity securities, or there are any issuances and subsequent exercises of stock options issued in the future. Additional Common Shares may be issued with the exercise of up to 1,078,045 Common Shares issuable upon the exercise of warrants issued in an offering conducted by us in September 2017 (including warrants issued to the placement agent for such offering), at an initial per share exercise price of $4.25 (reset to $0.001 according to the Securities Purchase Agreement) for warrants issued to the investors in such offering and $4.675 for warrants issued to the placement agent in such offering. of  These warrants also bear anti-dilution protections in the event of stock dividends or splits, business combination, sale of assets, similar recapitalization transactions, or other similar transactions. Additionally, we have established a 2014 Share Incentive Plan for Common Shares and options for our employees, non-employee directors and consultants, and as of the date of this prospectus supplement, this pool contains Common Shares and options to purchase an aggregate of up to 2,160,000 of our Common Shares, which was equal to 10% of the number of Common Shares outstanding as of our initial public offering.

A large number of Common Shares may be sold in the market following this offering, which may significantly depress the market price of our Common Shares.

The Shares sold in the offering and the Registered Investor Warrant Shares will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our Common Shares may be sold in the public market following this offering. If there are significantly more Common Shares offered for sale than buyers are willing to purchase, then the market price of our Common Shares may decline to a market price at which buyers are willing to purchase the offered Common Shares and sellers remain willing to sell our Common Shares.

Moreover, after this offering, holders of all of the Unregistered Investor Warrants and Univest Warrants, or their respective transferees, will be entitled to specified rights with respect to the registration of the offer and sale of their respective Common Shares underlying such warrants under the Securities Act. Registration of the offer and sale of such Common Shares under the Securities Act would result in such Common Shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. See also “Private Placement Transaction”.

In the event that our Common Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Common Shares because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our Common Shares have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in our Common Shares, which could severely limit the market liquidity of our Common Shares and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock,” a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Shareholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

RISKS RELATED TO THE CURRENT PANDEMIC

Public health epidemics or outbreaks such as COVID-19 could adversely impact our business.

Our business, financial condition and results of operations may be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, such as the COVID-19 outbreak and spread, which could significantly disrupt our operations. In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. The COVID-19 outbreak and spread has caused lockdowns, quarantines, travel restrictions, and closures of businesses and schools worldwide.

In January 2020, the World Health Organization declared the COVID-19 outbreak a global health emergency as the coronavirus outbreak continued to spread beyond China. In compliance with the government health emergency rules in place, we temporarily closed our offices in varies provinces in China and ceased production operations after the Chinese New Year. We gradually resumed operation and production in late February 2020 and fully resumed operation on March 23, 2020. During such temporary business closure period, our employees had very limited access to our manufacturing facilities and we could not utilize the services of shipping companies and as a result, we experienced difficulty delivering our products to our customers on a timely basis. In addition, due to the COVID-19 outbreak, some of our customers or suppliers have experienced financial distress, delayed or defaulted on their payments, reduced the scale of their businesses, and suffered disruptions in their business, and it may happen again in the future. If workers at one or more of our offices or the offices of our suppliers or manufacturers become ill or are quarantined and in either or both events are therefore unable to work, our operations could be subject to disruption. Further, if our suppliers become unable to obtain necessary raw materials or components, we may incur higher supply costs or our suppliers may be required to reduce production levels, either of which may negatively affect our financial condition or results of operations. Any increased difficulty in collecting accounts receivable, delayed raw materials supply, bankruptcy of small and medium businesses, or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

As of the date of this prospectus supplement, the COVID-19 outbreak in China appears to have slowed down and most provinces and cities have resumed business activities under the guidance and support of the government. However, there is still significant uncertainty regarding the possibility of additional waves of infections and the breadth and duration of business disruptions related to COVID-19, which could continue to have material impact to the Company’s operations. The extent to which COVID-19 impacts our results for fiscal year 2020 will depend on certain future developments, including the duration and spread of the COVID-19 outbreak, emerging information concerning the severity of COVID-19 and the actions taken by governments and private businesses to attempt to contain COVID-19, all of which are uncertain at this point.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the Placement Agent’s fee and other estimated expenses of this offering payable by us, will be approximately $9.10 million.

Although we have not yet determined with certainty the manner in which we will allocate the net proceeds of this offering, we expect to use the net proceeds from this offering for working capital and general business purposes. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds. Accordingly, we will retain broad discretion over the use of such proceeds.

CAPITALIZATION

The following table sets forth our actual cash and cash equivalents and our capitalization as of June 30, 2020:

●	on an actual basis;

●	on a pro forma basis to give effect to the issuance of 944,655 Common Shares upon the exercise of certain warrants issued to the investors in an offering closed on September 29, 2017 (the “2017 Closing”) for which we received exercise notices subsequent to entry into the Securities Purchase Agreement on November 20, 2020;

●	on a pro forma as adjusted basis to give effect to (1) the issuance of 944,655 Common Shares upon the exercise of certain warrants issued to the investors in the 2017 Closing for which we received the exercise notices subsequent to entry into the Securities Purchase Agreement on November 20, 2020; and (2) the sale of the securities in this offering (assuming no exercise of the Investor Warrants and the Univest Warrants), after deducting Placement Agent fees and expenses and estimated offering expenses payable by us.

The information below has been derived from and should be read in conjunction with, and is qualified in its entirety by, our unaudited consolidated financial statements and the related notes as at June 30, 2020, and for the six-month periods ended June 30, 2020 and 2019, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” filed as exhibits 99.1 and 99.2 to our Current Report on Form 6-K furnished to the SEC on September 30, 2020, incorporated by reference into this prospectus supplement. Figures are in thousands of U.S. dollars except share data.

	As of June 30, 2020
	Actual	Pro Forma (i)	Pro Forma As Adjusted (ii)
	(unaudited)	(unaudited)	(unaudited)
	(in U.S. dollars, except per share and per share data)
Cash and cash equivalents	$15,418,825	$15,419,770	$24,514,773
Total Current Assets	67,802,071	67,803,016	76,898,019
Total Assets	113,943,302	113,944,247	123,039,250

Current Liabilities	18,041,694	18,041,694	18,041,694
Total Liabilities	19,800,468	19,800,468	19,800,468

Shareholders’ Equity:
Common Shares, par value $0.001, 50,000,000 shares authorized and 28,888,834, 29,833,489 and 35,894,097 shares issued and outstanding - actual, pro forma and pro forma as adjusted	28,889	29,834	35,895
Additional paid-in capital	39,343,954	39,343,954	48,432,896
Statutory reserves	6,379,276	6,379,276	6,379,276
Retained earnings	53,283,096	53,283,096	53,283,096
Accumulated other comprehensive loss	(8,986,623)	(8,986,623)	(8,986,623)
Total Shareholder Equity attributable to the Company	90,048,592	90,049,537	99,144,540
Noncontrolling Interest	4,094,242	4,094,242	4,094,242
Total Equity	94,142,834	94,143,779	103,238,782
Total Liabilities and Equity	$113,943,302	$113,944,247	$123,039,250

(i)	The pro forma data includes (x) 28,888,834 shares outstanding, actual, as of June 30, 2020 and (y) the issuance of 944,655 Common Shares upon the exercise of certain warrants we issued to the investors in the 2017 Closing, for which we received exercise notices subsequent to entry into the Securities Purchase Agreement on November 20, 2020. The exercise price of such warrants was reduced from $4.25 per share to $0.001 per share by virtue of our entry into the Securities Purchase Agreement on November 20, 2020. The pro forma data excludes as of such date, (a) the 132,391 Common Shares issuable upon the exercise of the warrants we issued to the placement agent at an exercise price of $4.675, and (b) the 1,000 Common Shares issuable upon the exercise of the warrants we issued to an investor in the 2017 Closing at an initial exercise price of $4.25 per share, which has been reduced to $0.001 per share, for which we have not as of the date of this prospectus received an exercise notice, (c) the 6,060,608 Common Shares offered by this prospectus, (d) the 2,754,820 Common Shares issuable upon the exercise of the Registered Investor Warrants, at an exercise price of $1.81 per share, to be issued to the investors in this offering, and (e) the 3,305,788 Common Shares issuable upon the exercise of Unregistered Investor Warrants, at an exercise price of $1.81 per share, to be issued to the investors in a private placement concurrent with this offering, and (f) the 363,637 Common Shares issuable upon the exercise of Univest Warrants, at an exercise price of $1.815 per share, to be issued to the Placement Agent in connection with this offering ..

(ii)	The pro forma as adjusted data is based on the pro forma data but includes the 6,060,608 Common Shares being offered in this offering.

DESCRIPTION OF OUR SECURITIES THAT WE ARE OFFERING

Description of Common Shares

We are offering 6,060,608 Common Shares which are being issued pursuant to the Securities Purchase Agreement. For a description of the Shares being offered hereby, please see “Description of Share Capital” in the accompanying base prospectus. You should also refer to our memorandum and articles of association, which are filed as exhibits to the registration statement of which this prospectus supplement is part.

Registration Rights

In connection with the concurrent private placement of the Unregistered Investor Warrants in this offering, we are required to file with the SEC a registration statement to register the Unregistered Investor Warrant Shares within 30 calendar days following November 20, 2020, and for the SEC to declare such registration statement effective within 60 calendar days (or, in the event of a “full review” by the SEC, within 90 calendar days) following November 20, 2020 and to keep such registration statement effective at all times until no investor owns any Unregistered Investor Warrants or Unregistered Investor Warrant Shares. Additionally, we have also granted the Placement Agent the similar registration rights granted to holders of the Unregistered Investor Warrants with respect to the Common Shares issued and issuable upon the exercise of the Univest Warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Nasdaq Listing

Our Common Shares are listed on Nasdaq under the symbol “TANH.”

Description of Warrants

The material terms and provisions of the Registered Investor Warrants being offered pursuant to this prospectus supplement and being issued to the investors are summarized below. The form of Registered Investor Warrant has been filed as an exhibit to a Current Report on Form 6-K with the SEC on November 20, 2020 in connection with this offering.

The Registered Investor Warrants to be issued to the investors will have an exercise price of $1.81 per share. The Registered Investor Warrants are exercisable on or after the date of issuance and will terminate five (5) years from the date of issuance. The exercise price and number of Registered Investor Warrant Shares are subject to appropriate adjustment upon the occurrence of certain events, including, but not limited to, stock dividends or splits, business combination, sale of assets, similar recapitalization transactions, or other similar transactions. In addition, the exercise price of the Registered Investor Warrants is subject to an adjustment in the event that we issue or are deemed to issue common shares for less than the applicable exercise price of the Registered Investor Warrants.

There is no established public trading market for our warrants including the Registered Investor Warrants, and we do not expect a market to develop. We do not intend to apply to list our warrants on any securities exchange. Without an active market, the liquidity of the Registered Investor Warrants will be limited.

Holders of the Registered Investor Warrants may exercise their warrants to purchase Common Shares on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Following each exercise of the Registered Investor Warrants, the holder is required to pay the exercise price for the number of shares for which the Registered Investor Warrant is being exercised in cash. A holder of the Registered Investor Warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the Registered Investor Warrant Shares. Registered Investor Warrants may be exercised in whole or in part, and any portion of the Registered Investor Warrants not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver Common Shares issuable upon exercise of a Registered Investor Warrant.

Upon the holder’s exercise of a Registered Investor Warrant, we will issue part or all of the Registered Investor Warrant Shares accordingly on or prior to two trading days after our receipt of notice of exercise, subject to receipt of payment of the aggregate exercise price therefor.

The Registered Investor Warrant Shares are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the Registered Investor Warrants, issued and fully paid and non-assessable. We will authorize and reserve Common Shares equal at least the number of Registered Investor Warrant Shares.

If, at any time a Registered Investor Warrant is outstanding, we consummate any fundamental transaction, as described in the Registered Investor Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our Common Shares is converted into or exchanged for other securities or other consideration, the holder of any Registered Investor Warrants will thereafter receive, the securities or other consideration to which a holder of the number of Common Shares then deliverable upon the exercise or exchange of such Registered Investor Warrants would have been entitled upon such consolidation or merger or other transaction. Additionally, in the event of a fundamental transaction, each Registered Investor Warrant holder will have the right to require us, or our successor, to repurchase the Registered Investor Warrants for an amount equal to the Black Scholes value of the remaining unexercised portion of the Registered Investor Warrants on the terms set forth in the Registered Investor Warrants.

PRIVATE PLACEMENT TRANSACTION

In a concurrent private placement, we plan to issue and sell to the investors Unregistered Investor Warrants to purchase up to an aggregate of 3,305,788 Common Shares at an exercise price equal to $1.81 per share.

The Unregistered Investor Warrants and the Unregistered Investor Warrant Shares are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying base prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, the investors may only sell the Unregistered Investor Warrant Shares pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Unregistered Investor Warrants are exercisable for a period of five (5) years after the date of issuance. The Unregistered Investor Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Unregistered Investor Warrant Shares under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of Common Shares purchased upon such exercise. If a registration statement or current prospectus is not effective or available for the registration of the Unregistered Investor Warrant Shares under the Securities Act after sixty (60) days of the following the closing date of the offering, the holder may, in its sole discretion, elect to exercise the Unregistered Investor Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Unregistered Investor Warrants.

Exercise Limitation. A holder will not have the right to exercise any portion of the Unregistered Investor Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Unregistered Investor Warrants. Any holder may increase or decrease such percentage, but in no event may such percentage be increased to more than 9.99%, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Unregistered Investor Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our shareholder.

Exchange Listing. There is no established trading market for the Unregistered Investor Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Unregistered Investor Warrants on any national securities exchange or other trading market.

Participation Rights. If at any time we grant, issue or sell any Common Shares or Common Share equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any Common Shares (the “Purchase Rights”), the holder of the Unregistered Investor Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, subject to the beneficial ownership limitations, the aggregate Purchase Rights which the holder of the Unregistered Investor Warrants could have acquired if the holder had held the full number of Unregistered Investor Warrant Shares.

Fundamental Transactions. If we:

A.	directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not we are the surviving corporation) another subject entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets or any of our “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more subject entities, or (iii) make, or allow one or more subject entities to make, or allow us to be subject to or have our Common Shares be subject to or party to one or more subject entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Common Shares, (y) 50% of the outstanding Common Shares calculated as if any Common Shares held by all subject entities making or party to, or affiliated with any subject entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Common Shares such that all subject entities making or party to, or affiliated with any subject entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Common Shares, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more subject entities whereby all such subject entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Common Shares, (y) at least 50% of the outstanding Common Shares calculated as if any Common Shares held by all the subject entities making or party to, or affiliated with any subject entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of Common Shares such that the subject entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Common Shares, or (v) reorganize, recapitalize or reclassify its Common Shares;
B.	directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, allow any subject entity individually or the subject entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Common Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares not held by all such subject entities as of the date of this Warrant calculated as if any Common Shares held by all such subject entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Common Shares or our other equity securities sufficient to allow such subject entities to effect a statutory short form merger or other transaction requiring our other shareholders to surrender their Common Shares without approval of our shareholders; or
C.	directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction, then the holder of any Unregistered Investor Warrants will thereafter receive, the securities or other consideration to which a holder of the number of Common Shares then deliverable upon the exercise or exchange of such Unregistered Investor Warrants would have been entitled upon such consolidation or merger or other transaction. Additionally, in the event of a fundamental transaction, each warrant holder will have the right to require us, or our successor, to repurchase the Unregistered Investor Warrants for an amount equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the terms set forth in the Unregistered Investor Warrants.

Rights as a Shareholder. Except as otherwise provided in the Unregistered Investor Warrants or by virtue of such holder’s ownership of our Common Shares, the holder of an Unregistered Investor Warrant will not have the rights or privileges of a holder of our Common Shares, including any voting rights, until the holder exercises such warrant.

Placement Agent’s Warrants. Please see “Plan of Distribution — Placement Agent’s Warrants” for a description of the warrants we have agreed to issue to the Placement Agent, subject to the completion of this offering.

Related Transaction Agreements

In connection with the Securities Purchase Agreement, we entered into a placement agency agreement, dated as of November 20, 2020, with the Placement Agent (the “Placement Agency Agreement”), and issued the Univest Warrants to the Placement Agent named in the Placement Agency Agreement.

In connection with the Securities Purchase Agreement, we also entered into a registration rights agreement, dated as of November 20, 2020, with the investors (the “Registration Rights Agreement”). We are required within 30 calendar days of November 20, 2020 to file a registration statement providing for the resale of the Unregistered Investor Warrant Shares. We are required to use commercially reasonable efforts to cause such registration to become effective within 60 calendar days (or, in the event of a “full review” by the SEC, within 90 calendar days) of November 20, 2020 and to keep such registration statement effective at all times until no investor owns any Unregistered Investor Warrants or Unregistered Investor Warrant Shares.

You should review copies of each of the Placement Agency Agreement, Securities Purchase Agreement, Registration Rights Agreement, form of Unregistered Investor Warrant and form of the Univest Warrant, which were included as exhibits to a Current Report on Form 6-K that we furnished with the SEC on November 20, 2020, for a complete description of the terms and conditions of such agreements and documents, this offering and all related transaction agreements.

PLAN OF DISTRIBUTION

Univest Securities, LLC, which we refer to in this section as the “Placement Agent” or “Univest,” has agreed to act as the exclusive Placement Agent in connection with this offering subject to the terms and conditions of the Placement Agency Agreement. The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of our securities, but has agreed to use its best efforts to arrange for the sale of our securities in this takedown from our shelf registration statement. We have entered into the Securities Purchase Agreement with the investors pursuant to which we plan to sell to the investors 6,060,608 Common Shares and Registered Investor Warrants to purchase up to 2,754,820 of our Common Shares in this takedown from our shelf registration statement on Form F-3, which was declared effective by the SEC on August 31, 2020. We negotiated the price for the Shares and the Registered Investor Warrants offered in this offering with the investors. The factors considered in determining the price of the Shares and the Registered Investor Warrants included the recent market price of our Common Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues. Univest is also acting as the exclusive Placement Agent for the concurrent private placement transaction in which we plan to sell to the same investors the Unregistered Investor Warrants and is being paid a compensation fee related to the placement of our securities.

Under the Securities Purchase Agreement and the Placement Agency Agreement, we will be precluded from engaging in subsequent equity or equity-linked securities offerings, or from filing with the SEC any registration statement, or amendment or supplement thereto, except with respect to this offering, for a period of 45 days from closing of this offering, subject to certain exceptions.

In addition, we also agreed with the investors in the Securities Purchase Agreement and the Investor Warrants that for a period of one year following the closing of this offering with certain limited exceptions, we will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which we:

●	issue or sell any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, our Common Shares at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our Common Shares; or

●	enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price.

We also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the Securities Purchase Agreement.

We have agreed to indemnify Univest against specified liabilities, including liabilities under the Securities Act, and to contribute to payments Univest may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the Placement Agent a total cash fee equal to (a) six percent (6.0%) of the aggregate gross proceeds raised in the offering if the aggregate gross proceeds raised in such offering is less than $10 million; (b) seven percent (7.0%) of the aggregate gross proceeds raised in the offering if the aggregate gross proceeds raised in such offering is at least $10 million but less than $13 million and (c) seven and one-half percent (7.5%) of the aggregate gross proceeds raised in the offering if the aggregate gross proceeds raised in such offering is at least $13 million. Because the aggregate gross proceeds raised in this offering is greater than $10 million, but less than $13 million, we will pay the Placement Agent a fee equal to 7% of the aggregate purchase price paid by the investors placed by the Placement Agent.

We have also agreed to reimburse the Placement Agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, $50,000. We estimate our total expenses associated with the offering, excluding Placement Agent fees and expenses, will be approximately $130,000.

After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $9.10 million.

Placement Agent’s Warrants

In addition, pursuant to the Placement Agency Agreement and in consideration for $100.00, we have agreed to issue the Placement Agent Univest Warrants to purchase up to 363,637 Common Shares (equal to 6% of the aggregate number of Shares sold in this offering) at an exercise price of $1.815 per share, which represents 110% of the public offering price per Share. Neither the Univest Warrants nor the Common Shares issuable upon exercise of the Univest Warrants are being registered hereby. The Univest Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act or Rule 506(b) promulgated thereunder. In addition, we are required within 30 calendar days of November 20, 2020 to file a registration statement providing for the resale of the Common Shares issued and issuable upon the exercise of the Univest Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 60 calendar days (or, in the event of a “full review” by the SEC, within 90 calendar days) of November 20, 2020 and to keep such registration statement effective at all times until Univest no longer owns any Univest Warrants or Common Shares issuable upon exercise thereof.

The Univest Warrants will have substantially the same terms as the Unregistered Investor Warrants, except that such warrants will be exercisable beginning six (6) months after issuance and for three (3) years from the date of issuance. Pursuant to FINRA Rule 5110(g), the Univest Warrants and any Common Shares issued upon exercise of the Univest Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth below for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Placement Agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth below for the remainder of the time period.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. Under these rules and regulations, the Placement Agent may not: (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Right of First Refusal

Pursuant to the Placement Agency Agreement, we have also granted to the Placement Agent a right of first refusal for twelve (12) months from the closing date of this offering to provide investment banking services to us on an exclusive basis, exercisable in the Placement Agent’s discretion. Such right of first refusal grants the Placement Agent the right to serve as lead manager for underwritten public offerings, placement agent for private offerings and financial advisor in connection with the sale, purchase or transfer of a majority or controlling portion of our capital stock or assets.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and the Securities Purchase Agreement. Copies of each were included as exhibits to our Current Report on Form 6-K that was furnished to the SEC on November 20, 2020 and incorporated by reference into the registration statement of which this prospectus supplement forms a part.

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying base prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying base prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying base prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The Placement Agent may arrange to sell the securities offered by this prospectus supplement and accompanying base prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Lock-up Agreements

Our officers and directors and the holders of ten percent or more (10%) of the outstanding Common Shares as of the effective date of this offering, have agreed, subject to limited exceptions, for a period of 90 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of, or make any demand for or exercise any right to registration of, directly or indirectly, any Common Shares or any securities convertible into or exchangeable for our Common Shares either owned as of the date of the Placement Agency Agreement or thereafter acquired without the prior written consent of Univest. Univest may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Relationships

The Placement Agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the Placement Agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Shares is VStock Transfer, LLC, whose address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

Listing

Our Common Shares are listed on Nasdaq under the symbol “TANH”.

LEGAL MATTERS

Certain legal matters relating to the offering of our securities under this prospectus supplement will be passed upon for us by Campbells with respect to matters of British Virgin Islands law and by Kaufman & Canoles, P.C. with respect to matters of U.S. law. Certain legal matters in connection with this offering will be passed upon for the Placement Agent by Sullivan & Worcester LLP with respect to U.S. law.

EXPERTS

The consolidated financial statements of our Company for the years ended December 31, 2019 and 2018 appearing in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019 have been audited by Prager Metis CPAs, LLC, our independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed and furnished by the registrant listed below shall be deemed to be incorporated by reference into this prospectus supplement and accompanying base prospectus and to be part hereof and thereof from the date of filing of such documents:

(1) our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on June 30, 2020 and Amendment No. 1 to Form 20-F filed with the SEC on July 6, 2020;

(2) our Current Reports on Form 6-K, furnished with the SEC on August 12, 2020, September 14, 2020, September 30, 2020, and November 20, 2020;

(3) the description of the Common Shares contained in the Company’s registration statement on Form F-1 filed with the SEC on September 16, 2014 (File Number 333-198788), as amended from time to time thereafter, and declared effective by the SEC on March 18, 2015, and any amendment or report filed with the SEC for purposes of updating such description; and

·	(4) the description of our ordinary shares contained in our registration statement on Form 8-A filed on March 17, 2015 and as it may be further amended from time to time.

We also incorporate by reference in this prospectus supplement and accompanying base prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering.

Any statement contained in a document that we incorporate by reference herein will be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement (or in any other document that is subsequently filed with the SEC and incorporated by reference herein prior to the termination of this offering) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus supplement and accompanying base prospectus except as so modified or superseded.

You may obtain a copy of these filings and documents, without charge, by writing or calling us at:

Tantech Holdings Ltd

c/o Tantech Holdings (Lishui) Co., Ltd.

No. 10 Cen Shan Road, Shuige Industrial Zone

Lishui City, Zhejiang Province 323000

People’s Republic of China

+86-578-226-2305

Attn: Investor Relations

You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying base prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and accompanying base prospectus and in the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-3 with the SEC under the Securities Act with respect to the securities offered by this prospectus supplement and accompanying base prospectus. This prospectus supplement and accompanying base prospectus form part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our securities and us, you should refer to such registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus supplement and accompanying base prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to such registration statement, and these statements are hereby qualified in their entirety by reference to such contract or document.

Such registration statement may be obtained from the web site that the SEC maintains at http://www.sec.gov. You may also call the SEC at 1-800-SEC-0330 for more information. We file and submit annual and current reports and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the SEC.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our memorandum and articles of association, we may indemnify our directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to our best interest and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROSPECTUS

$107,754,663

TANTECH HOLDINGS LTD

Common shares

Preference Shares

Depositary Shares

Debt Securities

Warrants

Rights

Units

We may offer to sell, from time to time, in one or more offerings: common shares; preference shares; depositary shares; debt securities; warrants to purchase common shares, preference shares, depositary shares, or debt securities; rights to purchase common shares, preference shares, depositary shares, debt securities, warrants or other securities; and units of debt securities, common shares, preference shares, depositary shares, rights or warrants, in any combination. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, rights or warrants.

The aggregate offering price of the securities issued under this prospectus may not exceed $107,754,663. The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

The aggregate market value of our outstanding common shares held by non-affiliates is $ $31,189,066 based on 28,888,834 shares of outstanding common shares, of which 17,089,899 shares are held by non-affiliates, and a per share price of $1.825 based on the closing sale price of our common shares as reported by the Nasdaq Capital Market on August 19, 2020. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the risk factors beginning on page 8 of this prospectus, as well as those included in the periodic and other reports we file with the Securities and Exchange Commission before you make your investment decision.

Neither the Securities and Exchange Commission, any United States state securities commission, the British Virgin Island Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2020

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $107,754,663 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this shelf registration statement, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities being offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information,” before making an investment decision. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Industry data and other statistical information used in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are based on independent publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading “Plan of Distribution.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Except as otherwise indicated by the context, references in this prospectus to:

·	“we,” “us,” “our company,” “our” and “Tantech” refer to

•	Tantech Holdings Ltd, a British Virgin Islands company limited by shares (formerly Sinoport Enterprises Limited) (“THL” when individually referenced);

•	USCNHK Group Limited, a Hong Kong limited company (“USCNHK” when individually referenced), which is a wholly owned subsidiary of THL;

•	EAG International Vantage Capitals Limited, a Hong Kong limited company (“Euroasia” when individually referenced), which is a wholly owned subsidiary of THL;

•	Tantech Holdings (Lishui) Co., Ltd., a PRC company (“Lishui Tantech” when individually referenced), which is a wholly owned subsidiary of USCNHK ;

•	Euroasia New Energy Automotive (Jiangsu) Co., Ltd., a PRC company (“Euroasia New Energy” when individually referenced), which is a wholly owned subsidiary of EAG;

•	Shanghai Jiamu Investment Management Co., Ltd., a PRC company (“Jiamu” when individually referenced), which is a wholly owned subsidiary of EAG;

•	Lishui Xincai Industrial Co., Ltd., a PRC company (“Lishui Xincai” when individually referenced), which is a wholly owned subsidiary of Lishui Tantech;

•	Zhejiang Tantech Bamboo Charcoal Co., Ltd, a PRC company (“Tantech Charcoal”), which is a wholly owned subsidiary of Lishui Xincai; and

•	Lishui Jikang Energy Technology Co., Ltd., a PRC company (“Jikang Energy”), which is a wholly owned subsidiary of Lishui Xincai; and

•	Hangzhou Tanbo Technology Co., Ltd., a PRC company (“Tanbo Tech”), which is a wholly owned subsidiary of Lishui Xincai; and

•	Hanzhou Wangbo Investment Management Co., Ltd, a PRC company (“Wangbo”), which is 95% owned by Xinyang Wang and 5% owned by Wangfeng Yan, and a consolidated affiliated variable interest entity controlled solely by Jiamu; and

•	Hangzhou Jiyi Investment Management Co., Ltd., a PRC company (“Jiyi”), which is a wholly owned subsidiary of Jiamu

•	Shangchi Automobile Co., Ltd., a PRC company (“Shangchi Automobile”), which is 51% owned by Wangbo, 19% owned by Jiyi, and 30% owned by an unrelated third party;

•	Shenzhen Yimao New Energy Sales Co., Ltd., a PRC company (“Shenzhen Yimao”), which is a wholly owned subsidiary of Shangchi Automobile.

·	all references to “RMB,” “Renminbi” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States; and

·	“China” and “PRC” refer to the People’s Republic of China, and for the purpose of this prospectus only, excluding Taiwan, Hong Kong and Macau.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS; CAUTIONARY LANGUAGE

This prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus contain, or will contain, forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, or the PSLRA. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Forward-looking statements include all statements that are not statements of historical facts and may relate to, but are not limited to, expectations or estimates of future operating results or financial performance, capital expenditures, regulatory compliance, plans for growth and future operations, as well as assumptions relating to the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other similar terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which cannot be foreseen. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus.

We believe that it is important to communicate our future expectations to potential investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause actual events or results to differ materially from the expectations expressed in or implied by our forward-looking statements. The risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of these risks and uncertainties could negatively impact, among other things, our business, cash flows, results of operations, financial condition and share price. Potential investors should not place undue reliance on our forward-looking statements.

Forward-looking statements regarding our present plans or expectations for sales, supply contracts, purchases, sources and availability of financing, and growth involve risks and uncertainties relative to return expectations and related allocation of resources, and changing economic or competitive conditions, as well as the negotiation of agreements with suppliers and customers, which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding our present expectations for operating results and cash flow involve risks and uncertainties related to factors such as utilization rates, material prices, demand for products by our customers, supply and other factors described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus, which would also cause actual results to differ from present plans. Such differences could be material.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date the statements are made. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to, and do not plan to, update any forward-looking statements as a result of new information, future events or developments, except as required by U.S. federal securities laws. You should read this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus with the understanding that we cannot guarantee future results, levels of activity, performance or achievements and that actual results may differ materially from what we expect. The forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are excluded from the safe harbor protection provided by the PSLRA.

ABOUT OUR COMPANY

We develop and manufacture bamboo-based charcoal products for industrial energy applications and household cooking, heating, purification, agricultural and cleaning uses. We have grown over the past decade to become a pioneer in charcoal products industry made from carbonized bamboo. We are a highly specialized high-tech enterprise producing, researching and developing bamboo charcoal based products with an established domestic and international sales and distribution network. In 2017, we acquired a controlling equity interest in Suzhou E-Motors, which became known as Shangchi Automobile in 2019, and we intend to continue to grow our business to include the manufacture and sale of electric vehicles.

We provide our products in the following areas:

We oversee a national sales network that has a presence in 17 cities throughout China. We sell approximately 95% of our products in China, and the remaining 5% of products are sold internationally. We sell products in Japan, South Korea, Taiwan, the Middle East and Europe.

In addition to our bamboo charcoal products, we also derive revenues from our trading activities, which primarily relate to industrial purchases and sales of charcoal.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, or included in any Annual Report on Form 20-F filed with the SEC after the date of this prospectus or Reports on Form 6-K furnished to the SEC after the date of this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Please see “Where You Can Find More Information” on how you can view our SEC reports and other filings. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors that you should carefully consider.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. The value of our securities could decline and you may lose some or all of your investment if one or more of these risks and uncertainties develop into actual events. Keep these risk factors in mind when you read forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed changes for the periods indicated.

	Fiscal Year Ended December 31,
	2019	2018	2017	2016
Ratio of earnings to fixed charges(1)(2)	-9.048	4.001	8.495	17.049

(1)	For purposes of computing this ratio: (a) earnings consist of income before taxes plus fixed charges and (b) fixed charges consist of interest expense, amortization of deferred debt issuance costs, realized losses (gains) on interest rate swaps and caps, net, interest expense portion of rental expense and impact of fixed charges on net income attributable to the non-controlling interest.

(2)	To the extent any update to the ratio of earnings to fixed charges is required, they will each be specified in a prospectus supplement or in a document we file with the SEC and incorporated reference pertaining to the issuance, if any, by us of debt securities in the future.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We may have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	common shares;

•	preference shares;

•	depositary shares;

•	debt securities;

•	warrants to purchase common shares, preference shares, depositary shares or debt securities;

•	rights to purchase common shares, preference shares, depositary shares, debt securities, warrants or other securities; and

•	units of debt securities, preference shares, common shares, depositary shares, rights or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF SHARE CAPITAL

THL was incorporated on November 9, 2010 under the BVI Companies Act, 2004 as a company limited by shares under the name “SINOPORT ENTERPRISES LIMITED中港企業有限公司”. On April 15, 2013, SINOPORT ENTERPRISES LIMITED中港企業有限公司changed its name to “TANTECH HOLDINGS LTD 炭博士控股有限公司”. On March 4, 2016, TANTECH HOLDINGS LTD. 炭博士控股有限公司 changed its name to “TANTECH HOLDINGS LTD”.

Our authorized share capital consists of 50,000,000 common shares, par value $0.001 per share.

Options

Incentive Securities Pool

We have established a pool for shares and share options for our employees, non-employee directors, and consultants. This pool initially contained shares and options to purchase 2,160,000 of our common shares, equal to 10% of the number of common shares outstanding as of our initial public offering. Any options granted will vest at a rate of 20% per year for five years and have a per share exercise price equal to the fair market value of one of our common shares on the date of grant.

The following are summaries of the material provisions of our amended memorandum and articles of association that will be in force at the time of the closing of this offering and the BVI Act, insofar as they relate to the material terms of our common shares. The forms of our amended memorandum and articles of association are filed as exhibits to the registration statement of which this prospectus is a part.

Common Shares

All of our issued common shares are fully paid and non-assessable. Certificates representing the common shares are issued in registered form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their common shares.

As of the date of this prospectus, there are 28,888,834 common shares issued and outstanding.

Preference Shares

Pursuant to the Business Companies Act 2004 of British Virgin Islands, or the BVI Act, and our memorandum of association, our board of directors by resolution may authorize establishment of one or more classes of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of us.

Listing

Our common shares are traded on the Nasdaq Capital Market under the symbol “TANH.”

Transfer Agent and Registrar

The transfer agent and registrar for the common shares is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598.

Distributions

The holders of our common shares are entitled to such dividends as may be declared by our board of directors subject to the BVI Act.

Voting rights

Any action required or permitted to be taken by the shareholders may be approved at a duly convened and constituted meeting of the shareholders by the affirmative vote of a majority of in excess of 50 percent of the votes of the shares present at the meeting and entitled to vote on the proposed matters; or may be consented to in writing by a majority of in excess of 50 percent of the votes of shares entitled to vote on the proposed matters.    Each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each common share which such shareholder holds.

Election of directors

Under the memorandum and articles of association, the directors can either be elected by a resolutions of shareholders or by a resolution of directors.  A director may be removed from office, (a)  with or without cause, by resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the shareholders entitled to vote; or (b) with cause, by resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Meetings

THL must provide written notice of all meetings of shareholders, stating the time, place and, in the case of a special meeting of shareholders, the purpose or purposes thereof, at least 7 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting.  THL board of directors shall call a special meeting upon the written request of shareholders holding at least 30% of the voting rights in respect of the matter for which the meeting is requested.  In addition, the board of directors may call a special meeting of shareholders on its own motion. A meeting of shareholders may be called on short notice: (a) if it is so agreed by shareholders holding not less than 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose.  The presence of a shareholder at the meeting constitutes waiver in relation to all the shares which that shareholder holds.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the votes of the shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was convened on the requested of shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the common shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. If not, the meeting will be dissolved. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of the board of directors shall be the chair presiding at any meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purpose of our memorandum and articles of association to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Protection of minority shareholders

The BVI Act provides for protection of minority shareholders in certain circumstances.  Outside of this, we would normally expect British Virgin Islands courts to follow English case law precedents, which permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of shareholders, such as the right to vote and pre-emptive rights and (4) an irregularity in the passing of a resolution which requires a special or extraordinary majority of the shareholders.

Pre-emptive rights

The memorandum and articles of association of THL disapply the statutory pre-emptive rights applicable to the issue by us of new common shares.

Transfer of common shares

Subject to the restrictions in our memorandum and articles of association, the lock-up agreements with our underwriter described in “Shares Eligible for Future Sale — Lock-Up Agreements” and applicable securities laws, any of our shareholders may transfer all or any of his or her common shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any common share. If our board of directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of a common share unless the person transferring the shares has failed to pay any amount due in respect of any of those shares.

Liquidation

THL may by a resolution of shareholders appoint a voluntary liquidator.  Each common share confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.  Generally under BVI law, a liquidator may divide among the shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided.

Calls on common shares and forfeiture of common shares

All shares are issued fully paid.  Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in the memorandum and articles of association, Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their common shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The common shares that have been called upon and remain unpaid will be liable to be forfeited .

Redemption of common shares

THL may by a resolution of directors redeem, repurchase or otherwise acquire its shares generally with the consent of the relevant shareholders on such terms as the directors may agree with the relevant shareholders, and subject to the memorandum and articles of association and any applicable requirements imposed from time to time by, the BVI Act, the SEC, the Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Modifications of rights

All or any of the rights attached to any class of shares may, subject to the provisions of the BVI Act, be amended only with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued shares in that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors:

•	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

•	amend our memorandum of association to create additional classes of shares with on such terms and in such manner as they may determine in their sole discretion at any time;

•	subject to our memorandum, divide our authorized and issued shares into a larger number of shares; and

•	subject to our memorandum, combine our authorized and issued shares into a smaller number of shares.

Untraceable shareholders

We are entitled to sell any shares of a shareholder who is untraceable, provided that:

•	all checks or warrants in respect of dividends of these shares, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of twelve years prior to the publication of the notice and during the three months referred to in the third bullet point below;

•	we have not during that time received any indication of the whereabouts or existence of the shareholder or person entitled to these shares by death, bankruptcy or operation of law; and

•	we have caused a notice to be published in newspapers in the manner stipulated by our memorandum and articles of association, giving notice of our intention to sell these shares, and a period of three months has elapsed since such notice.

The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to the net proceeds.

Inspection of books and records

Under British Virgin Islands Law, holders of our common shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional common shares

Our memorandum and articles of association authorizes our board of directors to issue additional common shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Differences in Corporate Law

The BVI Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders (except when a parent company merge with one or more subsidiary companies in accordance with Section 172 of the BVI Act).

While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands.

A shareholder may dissent from a mandatory redemption of his shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days who gave written objection. These shareholders then have 20 days to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below:

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our memorandum and articles of association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-takeover provisions in our memorandum and articles of association

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that provide for a staggered board of directors and prevent shareholders from taking an action by written consent in lieu of a meeting. However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our company.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a transaction that is material to the company. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association, as amended and re-stated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our memorandum and articles of association allow our shareholders holding not less than 30% of the votes of the outstanding voting shares to requisition a shareholders’ meeting. We are not obliged by law to call shareholders’ annual general meetings, but our memorandum and articles of association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under British Virgin Islands law, our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors can be removed from office, with cause, by a resolution of shareholders or by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our memorandum and articles of association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our memorandum and articles of association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a common shares or any series thereof, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain tax considerations. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares being offered.

General

We may issue depositary shares that represent common shares. The common shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable common shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the common shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

We may, at our option, elect to offer fractional shares of common shares, rather than full common shares. In the event we exercise this option, we will issue receipts for depositary shares to the public, each of which will represent a fraction, to be described in an applicable prospectus supplement, of an ordinary share or a share of a particular series of common shares as described below.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited common shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited common shares to the record holders of depositary shares relating to the common shares, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption or Repurchase of Shares

Subject to the Companies Law (as revised) of the British Virgin Islands, if a series of common shares represented by depositary shares is to be redeemed or repurchased, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption or repurchase, in whole or in part, of each series of common shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption or repurchase price per share payable in respect of the common shares so redeemed or repurchased. Whenever we redeem or repurchase common shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing common shares redeemed or repurchased. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of common shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of common shares on the basis described in an applicable prospectus supplement for such series of common shares, but holders of whole common shares will not thereafter be entitled to deposit the common shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole common shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Common shares

Upon receipt of notice of any meeting at which the holders of any series of deposited common shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of common shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of common shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the common shares represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of common shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the common shares to the extent it does not receive specific instructions from the holder of depositary shares representing the common shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of the depositary shares representing common shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of common shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the common shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement will automatically terminate if:

·	all outstanding depositary shares have been redeemed;

·	a final distribution in respect of the common shares has been made to the holders of depositary shares in connection with any of our liquidation, dissolution or winding up; or

·	upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of common shares and any redemption or repurchase of the common shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of common shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares are paid by the holders thereof.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited common shares.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts, common shares unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the THL. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

·	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

·	any limit on the aggregate principal amount of the debt securities;

·	the ability to issue additional debt securities of the same series;

·	the price or prices at which we will sell the debt securities;

·	the maturity date or dates of the debt securities on which principal will be payable;

·	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

·	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

·	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

·	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more

·	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

·	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

·	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

·	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

·	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

·	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

·	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

·	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

·	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

·	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

·	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

·	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

·	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

·	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common shares or other securities or property;

·	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

·	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

·	the depository for global or certificated debt securities;

·	any special tax implications of the debt securities;

·	any British Virgin Islands tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

·	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

·	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

·	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

·	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

·	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

·	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

·	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

·	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

·	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

·	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

·	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

·	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

·	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

·	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

·	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

·	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

·	any obligations with respect to any capital stock;

·	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

·	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

·	any dissolution or winding-up or liquidation or reorganization of THL, whether voluntary or involuntary or in bankruptcy,

·	insolvency or receivership;

·	any general assignment by us for the benefit of creditors; or

·	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

·	we default for 30 consecutive days in the payment when due of interest on the debt securities;

·	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

·	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

·	certain events of bankruptcy, insolvency or reorganization of the THL; or

·	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

·	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

·	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

·	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

·	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

·	make any debt security payable in money other than that stated in the debt securities;

·	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

·	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

·	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

·	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

·	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

·	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

·	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

·	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable British Virgin Islands law and our Articles of Association.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase our debt securities, common shares, preference shares, depositary shares or any combination thereof. We may issue warrants independently or together with common shares, preference shares, debt securities, depositary shares or any combination thereof, and the warrants may be attached to or separate from such securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

·	the offering price and aggregate number of warrants offered;

·	the currency for which the warrants may be purchased, if not United States dollars;

·	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

·	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

·	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

·	in the case of warrants to purchase common shares, preference shares, or depositary shares, the number of shares of common shares, preference shares or depositary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

·	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

·	the terms of any rights to redeem or call the warrants;

·	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

·	the dates on which the right to exercise the warrants will commence and expire;

·	the manner in which the warrant agreement and warrants may be modified;

·	federal income tax consequences of holding or exercising the warrants;

·	the terms of the securities issuable upon exercise of the warrants; and

·	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

·	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

·	in the case of warrants to purchase common shares, preference shares or depositary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

·	to cure any ambiguity;

·	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

·	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

·	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

·	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

·	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common shares, preference shares, depositary shares or debt securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

·	the date of determining the securityholders entitled to the rights distribution;

·	the aggregate number of rights issued and the aggregate number of shares of common shares, preference shares, or depositary shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;

·	the exercise price;

·	the conditions to completion of the rights offering;

·	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

·	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common shares, preference shares, depositary shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby. The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the U.S. Securities Act of 1933, as amended, or the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to our common shares. These restrictions may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than common shares will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

LEGAL MATTERS

Kaufman & Canoles, P.C., will pass upon the validity of the securities offered in this offering. Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Campbells to the extent governed by the laws of the British Virgin Islands. The address of Campbells in the British Virgin Islands is Floor 2, Romasco Place, Waterfront Drive, PO Box 4541, Road Town, Tortola VG1110, and in Hong Kong, Floor 35, Rm 3507, Edinburgh Tower, The Landmark, 15 Queen’s Road Central. The address of Kaufman & Canoles, P.C. is Two James Center, 1021 East Cary Street, Suite 1400, Richmond, VA 23219-4058. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 20-F for the fiscal year ended December 31, 2019 have been audited by Prager Metis CPAs, LLC, independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES
UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CT Corporation System as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Zhejiang Zhengbiao Law Firm, our counsel as to Chinese law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

Zhejiang Zhengbiao Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with the British Virgin Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

We have been advised by Campbells, our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in commercial matters. In the case of a final and conclusive judgment obtained in a court of a foreign country (with which no reciprocal arrangements exist or extend), such as the United States, for either a liquidated sum (not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations), or in certain circumstances, for in personam non-money relief, such judgment will be recognized and enforced in the British Virgin Islands courts without any re-examination of the merits at common law, by an action commenced on the foreign judgment in the British Virgin Islands courts. The courts would enforce the relevant judgment, provided that:

-     the judgment had not been wholly satisfied;

-     United States court had jurisdiction in the matter and the Company either submitted to the jurisdiction of the foreign court or was resident or carrying on business within such jurisdiction and was duly served with process;

-     in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of a court;

-     recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy or for some other similar reason the judgment could not have been entertained by the British Virgin Islands courts; and

-     the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $107,754,663. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration process, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. This prospectus does not contain all the information provided in the registration statement we have filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement and the exhibits filed as a part of that registration statement.

We are subject to the reporting requirements of the Exchange Act, and file reports, including Annual Reports on Form 20-F and Reports on Form 6-K, with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. The public may read our SEC filings, including the registration statement of which this prospectus is a part and the exhibits filed as a part of that registration statement, over the Internet at http://www.sec.gov. The public may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

(1) Our Annual Report on Form 20-F for the year ended December 31, 2019, filed on June 30, 2020 and Amendment No. 1 to Form 20-F filed on July 6, 2020;

(2) the Company’s Current Reports on Form 6-K, filed with the SEC on August 12, 2020;

(3) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 20-F referred to in the paragraph above;

(4) The description of the common shares, $0.001 par value per share, contained in the Registrant’s registration statement on Form F-1 filed with the SEC on September 16, 2014 (File Number 333-198788), as amended from time to time thereafter, and declared effective by the SEC on March 18, 2015, and any amendment or report filed with the SEC for purposes of updating such description; and

·	(5) The description of our 2014 Share Incentive Plan in our Registration Statement on Form S-8 (Registration No. 333-205821) filed pursuant to Rule 428 of the Securities Act on July 23, 2015.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement (that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Tantech Holdings Ltd

c/o Zhejiang Tantech Bamboo Technology Co., Ltd.

No. 10 Cen Shan Road, Shuige Industrial Zone, Lishui City, Zhejiang Province 323000

People’s Republic of China

+86 (578) 226-2309

Attn: Investor Relations

TANTECH HOLDINGS LTD

$107,754,663

Common shares

Depositary Shares

Preference Shares

Debt Securities

Warrants

Rights

Units

PROSPECTUS

August 31, 2020

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.